UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of the Securities Exchange Act of 1934

Commission File No. 000-53538

Date of Report (Date of earliest event reported)

July 19, 2012

GOLDEN HARVEST CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	20-5702367
(State or other jurisdiction of	(IRS Employer Identification Number)
Incorporation or organization)

1810 E. Sahara Avenue, Suite 1578
Las Vegas, NV	89104
(Address of principal executive offices)	(Zip code)

(702) 217-3888

 (Registrant's telephone number, including area code)

DISABILITY ACCESS CORPORATION
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2):

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Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 19, 2012 the Registrant filed a Certificate of Amendment to the Articles of Incorporation with the Secretary of State of the State of Nevada to change the name of the Registrant from Disability Access Corporation to Golden Harvest Corporation. The foregoing description of the Amendment to the Articles of Incorporation is qualified in its entirety by reference to the text of the Amendment attached as Exhibit 3.4 to this Current Report on Form 8-K and incorporated herein by reference.

SECTION 8 – OTHER EVENTS

Item 8.01  Other Events

On June 21, 2012, Golden Harvest Holdings, Inc., a wholly-owned subsidiary of Disability Access Corporation, filed suit in the Eighth Judicial District Court, Clark County, Nevada, against Disability Access Consultants, LLC, a California limited liability company.  The suit is related to the Asset Purchase Agreement entered into by and between Golden Harvest Holdings, Inc., f/k/a Disability Access Consultants, Inc. and Disability Access Consultants, LLC on March 16, 2012.  According to the Asset Purchase Agreement, Disability Access Consultants, LLC was due to make payments of $50,000.00 each to Golden Harvest Holdings, Inc. on April 16, 2012, May 16, 2012, June 16, 2012, and July 16, 2012.  Disability Access Consultants, LLC failed to make any of the aforementioned payments.  As a result, Golden Harvest Holdings, Inc. has sued for breach of contract.

SECTION 9 – FINANCIAL STATEMENTS AND EXHBITIS

Item 9.01 Financial Statement and Exhibits.

Exhibit Number	Description
3.4	Certificate of Amendment of Certificate of Incorporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GOLDEN HARVEST CORPORATION

Date:	July 24, 2012	By: /s/ Peter Chin
Peter Chin
President